Entergy 639 Loyola Avenue New Orleans, LA 70113

Date:	August 2, 2016	News
Release
For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

ENTERGY REPORTS SECOND QUARTER EARNINGS
Solid second quarter results position company to meet full year goals

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported second quarter 2016 earnings per share of $3.16 on an as-reported basis and $3.11 on an operational basis.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter 2016 (See Appendix A and Appendix C for reconciliation of GAAP to non-GAAP measures and description of special items)
(Per share in $)
	Utility, Parent & Other	EWC	Consolidated
As-Reported	1.77	1.39	3.16
Specials	—	0.05	0.05
Operational	1.77	1.34	3.11

Included in As-Reported and Operational:
Weather	(0.09)	—	(0.09)
Income Taxes, Net of Sharing	0.68	1.33	2.01

Utility, Parent & Other Adjusted	1.18

“We delivered solid results through the first half of the year, and we continue to make progress toward meeting our objective of steady, predictable growth at the Utility while reducing our EWC footprint,” said Entergy chairman and chief executive officer Leo Denault. “As-reported earnings for both businesses were higher than expected, with Utility, Parent & Other Adjusted earnings substantially higher than last year and in line with our growth expectations for our core business. We are confident we can deliver on our 2016 commitments, as well as our Utility, Parent & Other long-term outlook.”

Table of Contents Page
News Release1
Appendices7
A: Consolidated Results and Special Items8
B: Variance Analysis10
C: Utility Financial and Operational Measures12
D: EWC Financial and Operational Measures13
E: Consolidated Financial Performance Measures14
F: Definitions, Abbreviations and Acronyms15
G: GAAP to Non-GAAP Reconciliations19
Financial Statements23

Business highlights included the following:

•	Entergy updated its consolidated operational EPS guidance range.

•	Self-build resources were selected in ELL and ETI RFPs, as well as a PPA for ELL.

•	EAI filed its first forward test year FRP.

•	The PUCT approved ETI’s TCRF.

•	Moody’s Investors Service upgraded EMI to positive outlook.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-Reported Earnings ($ in millions)	567.3	148.8	418.5	797.3	446.9	350.4
Less Special Items	9.6	(1.1)	10.7	(3.3)	(5.7)	2.4
Operational Earnings	557.7	149.9	407.8	800.6	452.6	348.0
Weather Impact	(16.3)	(2.9)	(13.4)	(41.8)	11.4	(53.2)

As-Reported Earnings (per share in $)	3.16	0.83	2.33	4.45	2.48	1.97
Less: Special Items	0.05	—	0.05	(0.02)	(0.03)	0.01
Operational Earnings	3.11	0.83	2.28	4.47	2.51	1.96
Weather Impact	(0.09)	(0.02)	(0.07)	(0.23)	0.06	(0.29)

Totals may not foot due to rounding

Consolidated Results

Second quarter 2016 EPS were $3.16 on an as-reported basis and $3.11 on an operational basis, compared to second quarter 2015 as-reported and operational EPS of 83 cents. Current period results were favorably impacted by income tax items, which resulted from resolution of previous positions at Utility, as well as a tax election at EWC. Summary discussions by business are below.

Additional details, including information on operating cash flow by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For second quarter 2016, Utility, Parent and Other EPS were $1.77 on an as-reported basis and $1.18 on an adjusted basis. In comparison, second quarter 2015 as-reported EPS were 85 cents and adjusted EPS were 87 cents. The current period results reflected growth in the Utility business, including effects of new rate actions that recover investments and improve returns, as well as income tax items recorded during the quarter.

Utility, Parent & Other second quarter 2016 results included income tax items for resolution of previous positions, which drove 68 cents EPS for income taxes, net of a reserve of approximately 6 cents for guaranteed customer sharing. Weather was milder than normal in both the current and prior periods, with the earnings effect more negative in second quarter 2016 compared to 2015.

Net revenue increased quarter-over-quarter driven by the Union acquisition and EAI’s 2015 rate case. Revenue increases for the Union acquisition included amounts to recover operating expenses for the asset. Industrial sales growth also contributed to the increase in net revenue.

Industrial sales were higher on continued growth for new and expansion customers as well as higher sales to existing customers. New and expansion customers across several sectors continued to operate, ramp up and come online. For existing customers, petroleum refiners comprised the majority of that increase as they continued to operate at high capacity levels compared to last year and.

Utility non-fuel O&M was lower than second quarter 2015 due partly to lower pension and OPEB expenses. Fossil spending was also lower due to outage scope, partially offset by spending for Union, which was acquired earlier this year.

Appendix C contains additional details on Utility financial and operational measures, including a schedule of Utility, Parent & Other Adjusted EPS calculations which exclude special items and weather and normalizes income taxes.

Entergy Wholesale Commodities Results

EWC earned $1.39 per share on an as-reported basis and $1.34 per share on an operational basis for second quarter 2016. EWC recorded a 2 cents per share loss in second quarter 2015 on both an as-reported basis and an operational basis.

The EWC quarter-over-quarter increase was due largely to income tax items recorded in the current quarter, which increased EPS $1.33. Current quarter results were also affected by 2015 impairments, which reduced fuel, non-fuel O&M and depreciation expenses, as well as spent nuclear fuel litigation proceeds (a portion of which was considered “special” as discussed below). Conversely, net revenue declined as a result of lower energy and capacity prices as well as lower volume which resulted from the extended refueling outage at Indian Point 2.

EWC second quarter 2016 as-reported EPS included 5 cents for special items resulting from the decisions to close certain nuclear plants. These special items included 12 cents for a portion of litigation proceeds received from the DOE in connection with capitalized spent nuclear fuel storage costs that were previously impaired and written off, partially offset by 7 cents for severance and retention costs and capital that was expensed because the plants are impaired.

Appendix D contains additional details on EWC financial and operational measures, including a schedule of EWC Operational Adjusted EBITDA calculations.

Earnings Guidance

Entergy updated its 2016 operational guidance to be $6.60 to $7.40 per share and affirmed its Utility, Parent & Other Adjusted EPS guidance range of $4.20 to $4.50. The updated guidance range for Entergy includes tax benefits recorded in second quarter 2016, year-to-date weather, the extended outage at Indian Point 2 and lower commodity prices. See webcast presentation slides for additional details.

The company has provided 2016 earnings guidance with regard to the non-GAAP measures operational earnings per share and Utility, Parent and Other Adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items, which are non-routine items, such as impairment charges, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as the company’s recent decisions to shut down certain of its nuclear plants. Consistent with SEC rules, the company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot reasonably estimate all of the special items that may occur for the periods presented. The company’s current estimate for special items in 2016 relates to the decisions to close certain nuclear plants and for DOE litigation awards for those plants; those anticipated special items total approximately 35 cents per share. Other special items may occur during the periods presented, the impact of which cannot reasonably be estimated at this time.

Earnings Teleconference

A teleconference will be held at 10 a.m. CT on Tuesday, August 2, 2016, to discuss Entergy’s second quarter earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 85416349, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 9, 2016, by dialing (855) 859-2056, conference ID 85416349. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11.5 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2016 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning FitzPatrick, Pilgrim or VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F and
Appendix G.

Second Quarter 2016 Earnings Release Appendices and Financial Statements

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Financial and Operational Measures

•	Appendix D: EWC Financial and Operational Measures

•	Appendix E: Consolidated Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for current quarter and year-to-date 2016 versus 2015, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-reported
Utility	2.09	1.11	0.98	3.18	2.35	0.83
Parent & Other	(0.32)	(0.26)	(0.06)	(0.57)	(0.53)	(0.04)
EWC	1.39	(0.02)	1.41	1.84	0.66	1.18
Consolidated as-reported earnings	3.16	0.83	2.33	4.45	2.48	1.97

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	0.05	—	0.05	(0.02)	(0.03)	0.01
Consolidated special items	0.05	—	0.05	(0.02)	(0.03)	0.01

Operational
Utility	2.09	1.11	0.98	3.18	2.35	0.83
Parent & Other	(0.32)	(0.26)	(0.06)	(0.57)	(0.53)	(0.04)
EWC	1.34	(0.02)	1.36	1.86	0.69	1.17
Consolidated operational earnings	3.11	0.83	2.28	4.47	2.51	1.96
Weather impact	(0.09)	(0.02)	(0.07)	(0.23)	0.06	(0.29)

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides the components of OCF contributed by each business for current quarter and year-to-date 2016 versus 2015.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2016 vs. 2015
($ in millions)
	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Utility	690	762	(72)	1,149	1,216	(67)
Parent & Other	(47)	(43)	(4)	(109)	(94)	(15)
EWC	76	8	68	212	216	(4)
Total Operating Cash Flow	719	727	(8)	1,252	1,338	(86)

Totals may not foot due to rounding

The quarter-over-quarter decrease in OCF was not significant. Intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
Second Quarter and Year-to-Date 2016 vs. 2015
(After-tax, per share in $)
	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
EWC
Decisions to close VY, FitzPatrick and Pilgrim	(0.07)	—	(0.07)	(0.14)	(0.03)	(0.11)
DOE litigation awards for VY and FitzPatrick	0.12	—	0.12	0.12	—	0.12
Total EWC	0.05	—	0.05	(0.02)	(0.03)	0.01

Total special items	0.05	—	0.05	(0.02)	(0.03)	0.01

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2016 vs. 2015
(Pre-tax except for Income taxes - other and Total, $ in millions)
	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
EWC
Non-fuel O&M	22.7	(1.6)	24.3	11.2	(9.1)	20.3
Taxes other than income taxes	(0.9)	—	(0.9)	(1.9)	0.3	(2.2)
Asset write-off and impairments	(7.0)	—	(7.0)	(14.3)	—	(14.3)
Income taxes - other	(5.2)	0.6	(5.8)	1.8	3.0	(1.2)
Total EWC	9.6	(1.1)	10.7	(3.3)	(5.7)	2.4

Total Special Items (after-tax)	9.6	(1.1)	10.7	(3.3)	(5.7)	2.4

Totals may not foot due to rounding

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2016 versus 2015 as-reported and operational earnings variance analysis for Utility, Parent & Other, EWC and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
Second Quarter 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera-tional
2015 earnings	1.11	1.11		(0.26)	(0.26)	(0.02)	(0.02)		0.83	0.83
Income taxes - other	0.79	0.79	(a)	(0.04)	(0.04)	1.33	1.33	(b)	2.08	2.08
Non-fuel O&M	0.09	0.09	(c)	(0.01)	(0.01)	0.22	0.14	(d)	0.30	0.22
Other income (deductions)-other	0.05	0.05	(e)	—	—	0.01	0.01		0.06	0.06
Taxes other than income taxes	(0.01)	(0.01)		—	—	0.04	0.04		0.03	0.03
Depreciation/amortization expense	(0.04)	(0.04)		—	—	0.06	0.06	(f)	0.02	0.02
Share effect	0.01	0.01		—	—	—	—		0.01	0.01
Asset write-offs and impairments	—	—		—	—	(0.03)	—		(0.03)	—
Decommissioning expense	(0.01)	(0.01)		—	—	(0.02)	(0.02)		(0.03)	(0.03)
Interest expense and other charges	(0.03)	(0.03)		(0.01)	(0.01)	—	—		(0.04)	(0.04)
Net revenue	0.13	0.13	(g)	—	—	(0.20)	(0.20)	(h)	(0.07)	(0.07)
2016 earnings	2.09	2.09		(0.32)	(0.32)	1.39	1.34		3.16	3.11

Appendix B-2: As-Reported and Operational EPS Variance Analysis
Year-to-Date 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera-tional
2015 earnings	2.35	2.35		(0.53)	(0.53)	0.66	0.69		2.48	2.51
Income taxes - other	0.66	0.66	(a)	—	—	1.30	1.30	(b)	1.96	1.96
Non-fuel O&M	0.22	0.22	(c)	(0.01)	(0.01)	0.28	0.21	(d)	0.49	0.42
Taxes other than income taxes	0.02	0.02		—	—	0.03	0.04		0.05	0.06
Share effect	0.02	0.02		—	—	0.01	0.01		0.03	0.03
Depreciation/amortization expense	(0.07)	(0.07)	(i)	—	—	0.08	0.08	(f)	0.01	0.01
Asset write-offs and impairments	—	—		—	—	(0.05)	—	(j)	(0.05)	—
Decommissioning expense	(0.01)	(0.01)		—	—	(0.01)	(0.01)		(0.02)	(0.02)
Other income (deductions)-other	0.02	0.02		(0.01)	(0.01)	(0.06)	(0.06)	(k)	(0.05)	(0.05)
Interest expense and other charges	(0.03)	(0.03)		(0.02)	(0.02)	—	—		(0.05)	(0.05)
Net revenue	—	—		—	—	(0.40)	(0.40)	(h)	(0.40)	(0.40)
2016 earnings	3.18	3.18		(0.57)	(0.57)	1.84	1.86		4.45	4.47

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(a)
The current quarter and year-to-date increases were due largely to the reversal of a portion of the provision for uncertain tax positions totaling $136 million for two previous positions that were resolved in the 2010-2011 tax audit. This was partly offset by customer sharing recorded as a regulatory charge ($16 million pre-tax, included in net revenue). The year-to-date variance also reflected a first quarter 2015 reversal of a portion of the provision for uncertain tax provisions related to interest accrual of approximately $24 million.

(b)	The current quarter and year-to-date increases were attributable largely to a tax election which reduced income tax expense $238 million.

(c)
The current quarter and year-to-date increases reflected lower pension and OPEB expenses stemming partly from a higher discount rate and lower fossil spending due to lower scope of work for outage activity. The expense decreases were partially offset by the Union acquisition (offset in net revenue). The year-to-date variance also reflected a deferral recorded at EAI in first quarter 2016, expenses in second quarter 2015 related to the ELL business combination and higher nuclear generation spending in 2016 due primarily to an increase in regulatory compliance costs, an overall higher scope of work done during plant outages and higher nuclear labor costs, including contract labor.

(d)
The current quarter and year-to-date increases reflected a reduction in expense for litigation proceeds received from the DOE in connection with spent nuclear fuel storage costs in second quarter 2016, a portion of the amounts received for VY and FitzPatrick (approximately 12 cents EPS) was considered “special.” Lower refueling outage expense, largely as a result of 2015 impairments, also contributed to the increase. Partially offsetting were higher expenses resulting from the decisions to close certain nuclear plants (these expenses were also considered “special”).

(e)	The current quarter increase was due largely to higher realized earnings on nuclear decommissioning trust funds (substantially offset in net revenue).

(f)
The current quarter and year-to-date increases resulted from 2015 impairments and recording the effects of DOE litigation proceeds related to spent nuclear fuel storage costs. These items were partially offset by the sale of RISEC.

Utility As-Reported Net Revenue Variance Analysis 2016 vs. 2015 ($ EPS)
	Second Quarter	Year-to- Date
Weather	(0.07)	(0.29)
Sales growth/pricing	0.29	0.43
Other	(0.09)	(0.14)
Total	0.13	—

(g)
The current quarter increase was due primarily to rate changes associated with the Union acquisition, EAI’s 2015 rate case and industrial sales growth. Higher volume in the unbilled period also contributed. Partially offsetting the increase was a $16 million (pre-tax) reserve for the portion of tax benefit noted above to be shared with customers. The effect of weather was more unfavorable in the current period than a year ago.

(h)
The current quarter and year-to-date decreases were driven by lower energy and capacity pricing for nuclear assets. Volume from nuclear assets was also lower due largely to the extended Indian Point 2 refueling outage. The sale of RISEC facility in December 2015 also contributed to the decline. These decreases were partially offset by lower nuclear fuel expense (due largely to 2015 impairments).

(i)	The year-to-date decrease was due primarily to additions to plant, including the Union acquisition in March 2016.

(j)	The year-to-date decrease is attributable to capital that is recorded as non-fuel O&M for nuclear plants that have closed or are identified to close.

(k)	The year-to-date decrease was due largely to realized earnings from decommissioning trusts in 2015 from rebalancing of VY’s decommissioning trust.

C: Utility Financial and Operational Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other Adjusted EPS, which excludes the effects of special items and weather and normalizes income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted EPS - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for details on special items)
(Per share in $)	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-reported earnings	1.77	0.85	0.92	2.61	1.82	0.79
Less:
Special items	—	—	—	—	—	—
Weather	(0.09)	(0.02)	(0.07)	(0.23)	0.06	(0.29)
Income taxes, net of sharing (l)	0.68	—	0.68	0.71	0.13	0.58
Adjusted EPS	1.18	0.87	0.31	2.13	1.63	0.50

(l)	Tax items recorded in second quarter 2016 are net of the reserve recorded for amounts to be shared with customers (reflected as a reduction in net revenue).

Appendix C-2 provides a comparative summary of Utility operational performance measures.

Appendix C-2: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Second Quarter				Year-to-Date
	2016	2015	% Change	% Weather Adjusted	2016	2015	% Change	% Weather Adjusted
GWh billed
Residential	7,081	7,364	(3.8%)	(0.6%)	15,218	16,796	(9.4%)	(0.6%)
Commercial	6,777	6,904	(1.8%)	(0.6%)	13,288	13,625	(2.5%)	(1.2%)
Governmental	609	602	1.2%	1.8%	1,209	1,194	1.3%	1.5%
Industrial	11,509	10,737	7.2%	7.2%	22,564	21,144	6.7%	6.7%
Total retail sales	25,976	25,607	1.4%	2.7%	52,279	52,759	(0.9%)	2.2%
Wholesale	3,579	3,138	14.1%		6,719	4,949	35.8%
Total sales	29,555	28,745	2.8%		58,998	57,708	2.2%

Number of electric retail customers
Residential					2,448,934	2,430,698	0.8%
Commercial					352,615	348,337	1.2%
Governmental					17,641	17,487	0.9%
Industrial					46,752	45,892	1.9%
Total retail customers					2,865,942	2,842,414	0.8%

Net revenue ($ millions)	1,524	1,488	2.4%		2,899	2,898	—
As-reported non-fuel O&M per MWh	$20.80	$22.35	(6.9%)		$19.69	$21.26	(7.4%)
Operational non-fuel O&M per MWh	$20.80	$22.35	(6.9%)		$19.69	$21.26	(7.4%)

See appendix in the webcast slide presentation for information on select regulatory cases.

D: EWC Financial and Operational Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted earnings before interest, taxes, depreciation and amortization.

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2016 vs. 2015
($ in millions)	Second Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Net income	251	(4)	255	330	120	210
Add back: interest expense	6	6	—	13	12	1
Add back: income tax expense	(235)	(3)	(232)	(183)	67	(250)
Add back: depreciation and amortization	46	64	(18)	102	126	(24)
Subtract: interest and investment income	34	36	(2)	60	86	(26)
Add back: decommissioning expense	39	33	6	70	68	2
Adjusted EBITDA	73	60	13	272	307	(35)
Add back pre-tax special items for:
Decisions to close VY, FitzPatrick and Pilgrim	19	2	17	39	9	30
DOE litigation awards for VY and FitzPatrick	(34)	—	(34)	(34)	—	(34)
Operational adjusted EBITDA	58	62	(4)	277	315	(39)

Totals may not foot due to rounding

Appendix D-2 provides a comparative summary of EWC operational performance measures.

Appendix D-2: EWC Operational Performance Measures
Second Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Second Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change
Owned capacity (MW) (m)	4,880	5,463	(10.7%)	4,880	5,463	(10.7%)
GWh billed	7,866	9,578	(17.9%)	17,112	19,170	(10.7%)
As-reported average total revenue per MWh	$43.74	$45.87	(4.6%)	$50.62	$56.44	(10.3%)
Adjusted average total revenue per MWh	$43.32	$45.47	(4.7%)	$50.22	$56.04	(10.4%)
Net revenue ($ millions)	293	350	(16.3%)	759	877	(13.5%)
As-reported non-fuel O&M per MWh	$23.50	$25.97	(9.5%)	$24.39	$25.93	(5.9%)
Operational non-fuel O&M per MWh	$26.38	$25.80	2.2%	$25.04	$25.46	(1.6%)

EWC Nuclear Fleet
Capacity factor	76%	89%	(14.6%)	83%	89%	(6.7%)
GWh billed	7,308	8,555	(14.6%)	15,996	17,173	(6.9%)
As-reported average total revenue per MWh	$43.52	$45.84	(5.1%)	$51.07	$55.85	(8.6%)
Adjusted average total revenue per MWh	$43.06	$45.40	(5.2%)	$50.65	$55.41	(8.6%)
Production cost per MWh	$23.06	$26.21	(12.0%)	$22.44	$25.91	(13.4%)
Net revenue ($ millions)	290	336	(13.7%)	754	847	(11.0%)
Refueling outage days
Indian Point 2	77	—		102	—
Indian Point 3	—	—		—	23
Pilgrim	—	34		—	34

(m)	Second quarter and year-to-date 2016 exclude RISEC (583 MW) that was sold in December 2015.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending June 30	2016	2015	Change
GAAP Measures
ROIC - as-reported	2.4%	5.0%	(2.6%)
ROE - as-reported	1.7%	7.9%	(6.2%)
Book value per share	$54.54	$56.58	($2.04)
End of period shares outstanding (millions)	178.9	179.5	(0.6)
Non-GAAP Measures
ROIC - operational	7.5%	5.4%	2.1%
ROE - operational	14.3%	8.8%	5.5%

As of June 30 ($ in millions)
GAAP Measures
Cash and cash equivalents	996	910	86
Revolver capacity	4,173	4,158	15
Commercial paper outstanding	853	895	(42)
Total debt	14,837	13,858	979
Securitization debt	716	734	(18)
Debt to capital ratio	59.6%	57.0%	2.6%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	76	80	(4)
Leases - Entergy’s share	359	422	(63)
Power purchase agreements accounted for as leases	195	224	(29)
Total off-balance sheet liabilities	630	726	(96)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	58.4%	55.6%	2.8%
Gross liquidity	5,169	5,068	101
Net debt to net capital ratio, excluding securitization debt	56.6%	53.9%	2.7%
Parent debt to total debt ratio, excluding securitization debt	19.1%	20.3%	(1.2%)
Debt to operational adjusted EBITDA, excluding securitization debt	4.4x	3.9x	0.5x
Operational FFO to debt ratio, excluding securitization debt	21.1%	28.4%	(7.3%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures. Non-GAAP measures provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed (does not include revenue from investments in wind generation that is accounted for under the equity method of accounting)
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investments in wind generation that are accounted for under the equity method of accounting)

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power (does not include amounts from investments in wind generation that are accounted for under the equity method of accounting)

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; RISEC (non-nuclear) was sold on Dec. 17, 2015
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim on May 31, 2019 and FitzPatrick on Jan. 27, 2017
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim on May 31, 2019 and FitzPatrick on Jan. 27, 2017, uninterrupted normal plant operation and timely renewal of plant operating licenses at IPEC

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is on operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corp. adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corp. divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corp. adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corp. divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC- borrowed funds	Allowance for borrowed funds used during Construction	LTM	Last twelve months
		MISO	Midcontinent Independent System Operator, Inc.
AFUDC- equity funds	Allowance for equity funds used during Construction	MPSC	Mississippi Public Service Commission
		MTEP	MISO Transmission Expansion Planning
ADIT	Accumulated deferred income taxes	NEPOOL	New England Power Pool
ANO	Arkansas Nuclear One (nuclear)	Ninemile 6	Ninemile Point Unit 6
APSC	Arkansas Public Service Commission	NOAA	National Oceanic and Atmosphere Administration
BP	Basis point	Non-fuel O&M	Non-fuel operation and maintenance expense
CCGT	Combined cycle gas turbine	NRC	Nuclear Regulatory Commission
CCNO	Council of the City of New Orleans, Louisiana	NYISO	New York Independent System Operator, Inc.
COD	Commercial operation date	NYS	New York State
Cooper	Cooper Nuclear Station	NYSDEC NYSDOS	New York State Department of Environmental Conservation New York State Department of State
CT	Simple cycle combustion turbine
CZM	Coastal zone management	NYSE	New York Stock Exchange
DCRF	Distribution cost recovery factor	NYSE	New York Stock Exchange
DOE	U.S. Department of Energy	O&M	Operation and maintenance expense
EAI EBITDA	Entergy Arkansas, Inc. Earnings before interest, income taxes, depreciation and amortization	OCF	Net cash flow provided by operating activities
		OPEB	Other post-employment benefits
EGSL	Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
ELL	Entergy Louisiana, LLC	Pilgrim	Pilgrim Nuclear Power Station (nuclear)
EMI	Entergy Mississippi, Inc.	PPA PUCT	Power purchase agreement or purchased power agreement Public Utility Commission of Texas
ENOI	Entergy New Orleans, Inc.
ESI	Entergy Services, Inc.	RFP	Request for proposal
EPS	Earnings per share	RFP	Request for proposal
ETI	Entergy Texas, Inc.	RISEC	Rhode Island State Energy Center (CCGT)
ETR	Entergy Corporation	ROE	Return on equity
EWC	Entergy Wholesale Commodities	ROIC	Return on invested capital
FCA	Forward capacity auction	ROS	Rest of state
FERC	Federal Energy Regulatory Commission	RPCE	Rough production cost equalization
FFO	Funds from operations	RSP	Rate Stabilization Plan (ELL Gas)
Firm LD	Firm liquidated damages	SEC	U.S. Securities and Exchange Commission
FitzPatrick	James A. FitzPatrick Nuclear Power Plant (nuclear)	SEMARI	Southeast Massachusetts/Rhode Island
FRP	Formula rate plan	SERI	System Energy Resources, Inc.
GAAP Grand Gulf	Generally accepted accounting principles Unit No. 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy	SPDES	State Pollutant Discharge Elimination System
HCM	Human Capital Management program	SPP	Southwest Power Pool
		TCRF	Transmission cost recovery factor
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	Top Deer	Top Deer Wind Ventures, LLC
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	Union	Union Power Station
IPEC	Indian Point Energy Center (nuclear)	UP&O	Utility, Parent & Other
ISES	Independence Steam Electric Station (coal)	VY	Vermont Yankee Nuclear Power Station (nuclear)
ISO	Independent system operator	WACC	Weighted-average cost of capital
ISO-NE	ISO New England	WOTAB	West of the Atchafalaya Basin
LHV	Lower Hudson Valley	WQC YOY	Water Quality Certification Year-over-year
LPSC	Louisiana Public Service Commission

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Second Quarter		Year-to-Date
		2016	2015	2016	2015
Utility
As-reported Utility non-fuel O&M	(A)	614,820	642,538	1,161,402	1,226,839
Operational Utility non-fuel O&M	(B)	614,820	642,538	1,161,402	1,226,839
Utility billed sales (GWh)	(C)	29,555	28,745	58,998	57,708
As-reported Utility non-fuel O&M per MWh	(A/C)	20.80	22.35	19.69	21.26
Operational Utility non-fuel O&M per MWh	(B/C)	20.80	22.35	19.69	21.26

EWC
As-reported EWC non-fuel O&M	(D)	184,820	248,738	417,285	497,063
Special Items included in non-fuel O&M:
Decisions to close VY, FitzPatrick and Pilgrim		11,104	1,579	22,625	9,068
DOE litigation awards for VY and FitzPatrick		(33,823)	—	(33,823)	—
Total special items included in non-fuel O&M	(E)	(22,719)	1,579	(11,198)	9,068
Operational EWC non-fuel O&M	(D-E)	207,539	247,159	428,483	487,995
EWC billed sales (GWh)	(F)	7,866	9,578	17,112	19,170

As-reported EWC non-fuel O&M per MWh	(D/F)	23.50	25.97	24.39	25.93
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	26.38	25.80	25.04	25.46

As-reported EWC operating revenue	(G)	344,110	439,306	866,189	1,081,896
Less Palisades below-market PPA amortization	(H)	3,364	3,800	6,728	7,600
Adjusted EWC operating revenue	(G-H)	340,746	435,506	859,461	1,074,296

As-reported EWC nuclear operating revenue	(I)	318,031	392,188	816,932	959,096
Less Palisades below-market PPA amortization	(H)	3,364	3,800	6,728	7,600
Adjusted EWC nuclear operating revenue	(I-H)	314,667	388,388	810,204	951,496

As-reported EWC average total revenue per MWh	(G)/(F)	43.74	45.87	50.62	56.44
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	43.32	45.47	50.22	56.04

EWC nuclear billed sales (GWh)	(J)	7,308	8,555	15,996	17,173

As-reported EWC nuclear average total revenue per MWh	(I)/(J)	43.52	45.84	51.07	55.85
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	43.06	45.40	50.65	55.41

Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)		Second Quarter
		2016	2015
As-reported net income attributable to Entergy Corporation, rolling 12 months	(A)	174	797
Preferred dividends		21	20
Tax effected interest expense		404	391
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	599	1,208

Special items in prior quarters		(1,260)	(95)
Decisions to close VY, FitzPatrick and Pilgrim		(12)	(1)
DOE litigation awards for VY and FitzPatrick		22	—
Total special items, rolling 12 months	(C)	(1,250)	(95)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,849	1,303

Operational earnings, rolling 12 months	(A-C)	1,424	892

Average invested capital	(D)	24,617	24,190

Average common equity	(E)	9,958	10,110

ROIC - as-reported	(B/D)	2.4%	5.0%
ROIC - operational	[(B-C)/D]	7.5%	5.4%
ROE - as-reported	(A/E)	1.7%	7.9%
ROE - operational	[(A-C)/E]	14.3%	8.8%

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		Second Quarter
		2016	2015
Total debt	(A)	14,837	13,858
Less securitization debt	(B)	716	734
Total debt, excluding securitization debt	(C)	14,121	13,124
Less cash and cash equivalents	(D)	996	910
Net debt, excluding securitization debt	(E)	13,125	12,214

Total capitalization	(F)	24,913	24,321
Less securitization debt	(B)	716	734
Total capitalization, excluding securitization debt	(G)	24,197	23,587
Less cash and cash equivalents	(D)	996	910
Net capital, excluding securitization debt	(H)	23,201	22,677

Debt to capital ratio	(A/F)	59.6%	57.0%
Debt to capital ratio, excluding securitization debt	(C/G)	58.4%	55.6%
Net debt to net capital ratio, excluding securitization debt	(E/H)	56.6%	53.9%

Revolver capacity	(I)	4,173	4,158

Gross liquidity	(D+I)	5,169	5,068

Entergy Corporation notes:
Due September 2015		—	550
Due January 2017		500	500
Due September 2020		450	450
Due July 2022		650	—
Total parent long-term debt	(J)	1,600	1,500
Revolver draw	(K)	240	271
Commercial paper	(L)	853	895
Total parent debt	(J)+(K)+(L)	2,693	2,666

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+ (L))/(C)]	19.1%	20.3%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		Second Quarter
		2016	2015
Total debt	(A)	14,837	13,858
Less securitization debt	(B)	716	734
Total debt, excluding securitization debt	(C)	14,121	13,124
As-reported consolidated net income, rolling 12 months		194	817
Add back: interest expense, rolling 12 months		658	636
Add back: income tax expense, rolling 12 months		(1,002)	494
Add back: depreciation and amortization, rolling 12 months		1,335	1,331
Add back: regulatory charges (credits), rolling 12 months		185	10
Subtract: securitization proceeds, rolling 12 months		137	130
Subtract: interest and investment income, rolling 12 months		158	196
Subtract: AFUDC-equity funds, rolling 12 months		61	59
Add back: decommissioning expense, rolling 12 months		287	278
Adjusted EBITDA, rolling 12 months	(D)	1,301	3,181
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	4
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		1,688	143
Add back: special item for DOE litigation awards for VY and FitzPatrick		(34)	—
Add back: special item for Palisades asset impairment and related write-offs, rolling 12 months (pre-tax)		396	—
Add back: special item for Top Deer investment impairment, rolling 12 months (pre-tax)		37	—
Add back: special item for gain on the sale of RISEC, rolling 12 months (pre-tax)		(154)	—
Operational adjusted EBITDA, rolling 12 months	(E)	3,234	3,328
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.4	3.9

Net cash flow provided by operating activities, rolling 12 months	(F)	3,205	3,699
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(31)	(30)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		81	45
Fuel inventory		1	(32)
Accounts payable		15	(164)
Prepaid taxes and taxes accrued		108	(43)
Interest accrued		(2)	5
Other working capital accounts		(111)	104
Securitization regulatory charge		107	99
Total	(H)	199	14
FFO, rolling 12 months	(F)+(G)-(H)	2,975	3,655
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	15
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		6	57
Operational FFO, rolling 12 months	(I)	2,981	3,727
Operational FFO to debt ratio, excluding securitization debt	(I)/(C)	21.1%	28.4%

Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents:
Cash	$101,136	$908	$1,238	$103,282
Temporary cash investments	391,327	19,854	481,636	892,817
Total cash and cash equivalents	492,463	20,762	482,874	996,099
Notes receivable	(251)	(527,870)	528,121	—
Accounts receivable:
Customer	417,427	—	125,171	542,598
Allowance for doubtful accounts	(42,938)	—	—	(42,938)
Associated companies	17,663	(27,559)	9,896	—
Other	225,717	2,309	9,454	237,480
Accrued unbilled revenues	432,830	—	—	432,830
Total accounts receivable	1,050,699	(25,250)	144,521	1,169,970
Deferred fuel costs	31,895	—	—	31,895
Fuel inventory - at average cost	199,910	—	8,314	208,224
Materials and supplies - at average cost	657,674	—	246,299	903,973
Deferred nuclear refueling outage costs	114,806	—	134,126	248,932
Prepayments and other	196,931	(8,974)	104,878	292,835
TOTAL	2,744,127	(541,332)	1,649,133	3,851,928

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,390,786	(1,390,674)	4,733	4,845
Decommissioning trust funds	2,638,692	—	2,916,959	5,555,651
Non-utility property - at cost (less accumulated depreciation)	219,435	(10)	6,571	225,996
Other	467,795	—	1,996	469,791
TOTAL	4,716,708	(1,390,684)	2,930,259	6,256,283

PROPERTY, PLANT, AND EQUIPMENT
Electric	43,535,925	3,584	3,407,603	46,947,112
Property under capital lease	610,225	—	—	610,225
Natural gas	400,423	—	—	400,423
Construction work in progress	1,121,288	512	136,570	1,258,370
Nuclear fuel	808,573	—	437,857	1,246,430
TOTAL PROPERTY, PLANT AND EQUIPMENT	46,476,434	4,096	3,982,030	50,462,560
Less - accumulated depreciation and amortization	20,182,992	198	1,209,691	21,392,881
PROPERTY, PLANT AND EQUIPMENT - NET	26,293,442	3,898	2,772,339	29,069,679

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Regulatory asset for income taxes - net	769,535	—	—	769,535
Other regulatory assets	4,603,489	—	—	4,603,489
Deferred fuel costs	239,001	—	—	239,001
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	12,768	41,942	67,679	122,389
Other	87,931	8,676	490,959	587,566
TOTAL	6,086,823	50,618	561,711	6,699,152

TOTAL ASSETS	$39,841,100	$(1,877,500)	$7,913,442	$45,877,042

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$166,006	$500,000	$5,726	$671,732
Notes payable and commercial paper:
Associated companies	—	(23,497)	23,497	—
Other	171,685	853,203	—	1,024,888
Account payable:
Associated companies	14,106	(30,362)	16,256	—
Other	748,727	326	218,027	967,080
Customer deposits	424,977	—	—	424,977
Taxes accrued	78,430	(232,370)	371,073	217,133
Interest accrued	154,891	30,071	59	185,021
Deferred fuel costs	271,736	—	—	271,736
Obligations under capital leases	2,815	—	—	2,815
Pension and other postretirement liabilities	53,174	—	9,615	62,789
Other	162,700	2,197	28,775	193,672
TOTAL	2,249,247	1,099,568	673,028	4,021,843

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	7,573,664	436,402	172,982	8,183,048
Accumulated deferred investment tax credits	228,917	—	—	228,917
Obligations under capital leases	25,567	—	—	25,567
Other regulatory liabilities	1,485,402	—	—	1,485,402
Decommissioning and retirement cost liabilities	2,799,607	—	2,069,181	4,868,788
Accumulated provisions	460,234	—	1,980	462,214
Pension and other postretirement liabilities	2,282,199	—	736,027	3,018,226
Long-term debt	11,691,219	1,332,560	88,293	13,112,072
Other	685,005	(591,994)	301,982	394,993
TOTAL	27,231,814	1,176,968	3,370,445	31,779,227

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,796,506	1,088,038	1,508,002	5,392,546
Retained earnings	5,466,767	2,403,251	2,017,332	9,887,350
Accumulated other comprehensive income (loss)	(128,438)	—	119,283	(9,155)
Less - treasury stock, at cost (75,856,619 shares in 2016)	120,000	5,395,502	—	5,515,502
TOTAL	10,066,103	(4,154,036)	3,845,720	9,757,787

TOTAL LIABILITIES AND EQUITY	$39,841,100	$(1,877,500)	$7,913,442	$45,877,042

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents:
Cash	$57,098	$682	$5,717	$63,497
Temporary cash investments	561,970	12,208	713,285	1,287,464
Total cash and cash equivalents	619,068	12,890	719,002	1,350,961
Notes receivable	—	(513,778)	513,778	—
Accounts receivable:
Customer	440,869	—	167,622	608,491
Allowance for doubtful accounts	(39,895)	—	—	(39,895)
Associated companies	30,948	(34,177)	3,230	—
Other	169,447	—	8,917	178,364
Accrued unbilled revenues	321,940	—	—	321,940
Total accounts receivable	923,309	(34,177)	179,769	1,068,900
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	210,861	—	6,949	217,810
Materials and supplies - at average cost	627,702	—	245,654	873,357
Deferred nuclear refueling outage costs	140,423	—	71,089	211,512
Prepayments and other	141,096	(8,576)	212,352	344,872
TOTAL	2,662,459	(543,641)	1,948,593	4,067,412

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,390,786	(1,390,673)	4,228	4,341
Decommissioning trust funds	2,515,066	—	2,834,887	5,349,953
Non-utility property - at cost (less accumulated depreciation)	212,997	(10)	7,012	219,999
Other	460,322	—	8,382	468,704
TOTAL	4,579,171	(1,390,683)	2,854,509	6,042,997

PROPERTY, PLANT, AND EQUIPMENT
Electric	41,079,998	3,579	3,383,581	44,467,159
Property under capital lease	952,465	—	—	952,465
Natural gas	392,032	—	—	392,032
Construction work in progress	1,326,728	349	129,659	1,456,735
Nuclear fuel	856,573	—	488,850	1,345,422
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,607,796	3,928	4,002,090	48,613,813
Less - accumulated depreciation and amortization	19,654,374	198	1,134,880	20,789,452
PROPERTY, PLANT AND EQUIPMENT - NET	24,953,422	3,730	2,867,210	27,824,361

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Regulatory asset for income taxes - net	775,528	—	—	775,528
Other regulatory assets	4,704,796	—	—	4,704,796
Deferred fuel costs	238,902	—	—	238,902
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,888	1,206	37,809	54,903
Other	52,641	9,980	498,989	561,610
TOTAL	6,161,854	11,186	539,871	6,712,911

TOTAL ASSETS	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$209,374	$—	$5,000	$214,374
Notes payable and commercial paper:
Associated companies	—	(324,315)	324,315	—
Other	72,047	422,302	—	494,348
Account payable:
Associated companies	25,119	(50,553)	25,433	—
Other	877,395	593	193,810	1,071,798
Customer deposits	419,407	—	—	419,407
Taxes accrued	159,650	(105,466)	155,893	210,077
Interest accrued	163,391	31,161	13	194,565
Deferred fuel costs	235,986	—	—	235,986
Obligations under capital leases	2,709	—	—	2,709
Pension and other postretirement liabilities	53,143	—	9,370	62,513
Other	150,308	1,936	31,937	184,181
TOTAL	2,368,529	(24,342)	745,771	3,089,958

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	7,459,787	300,243	546,835	8,306,865
Accumulated deferred investment tax credits	234,300	—	—	234,300
Obligations under capital leases	27,001	—	—	27,001
Other regulatory liabilities	1,414,898	—	—	1,414,898
Decommissioning and retirement cost liabilities	2,720,676	—	2,069,511	4,790,187
Accumulated provisions	458,366	—	2,361	460,727
Pension and other postretirement liabilities	2,423,018	—	764,339	3,187,357
Long-term debt	10,643,726	2,426,571	41,259	13,111,556
Other	736,685	(594,523)	307,694	449,856
TOTAL	26,118,457	2,132,291	3,731,999	31,982,747

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,548,659	1,174,256	1,680,843	5,403,758
Retained earnings	5,185,328	2,520,589	1,687,996	9,393,913
Accumulated other comprehensive income (loss)	(129,271)	—	138,222	8,951
Less - treasury stock, at cost (76,363,763 shares in 2015)	120,000	5,432,379	—	5,552,379
TOTAL	9,575,984	(4,027,357)	3,708,164	9,256,791

TOTAL LIABILITIES AND EQUITY	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,093,357	$(26)	$—	$2,093,331
Natural gas	25,121	—	—	25,121
Competitive businesses	—	—	344,110	344,110
Total	2,118,478	(26)	344,110	2,462,562

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	344,663	(26)	36,829	381,465
Purchased power	228,308	26	14,338	242,672
Nuclear refueling outage expenses	32,861	—	14,184	47,045
Other operation and maintenance	581,959	6,663	170,636	759,258
Asset write-offs, impairments and related charges	—	—	6,969	6,969
Decommissioning	37,802	—	38,823	76,625
Taxes other than income taxes	123,412	295	25,542	149,249
Depreciation and amortization	289,121	716	45,831	335,668
Other regulatory charges	21,353	—	—	21,353
Total	1,659,479	7,674	353,152	2,020,304

OPERATING INCOME	458,999	(7,700)	(9,042)	442,258

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,860	—	—	13,860
Interest and investment income	51,607	(38,753)	33,521	46,375
Miscellaneous - net	(3,964)	(2,187)	(2,225)	(8,377)
Total	61,503	(40,940)	31,296	51,858

INTEREST EXPENSE
Interest expense	151,102	20,094	6,435	177,631
Allowance for borrowed funds used during construction	(7,132)	—	—	(7,132)
Total	143,970	20,094	6,435	170,499

INCOME BEFORE INCOME TAXES	376,532	(68,734)	15,819	323,617

Income taxes	(3,785)	(10,133)	(235,055)	(248,973)

CONSOLIDATED NET INCOME	380,317	(58,601)	250,874	572,590

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$375,588	$(58,601)	$250,327	$567,314

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.10	($0.33)	$1.40	$3.17
DILUTED	$2.09	($0.32)	$1.39	$3.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,808,149
DILUTED				179,503,582
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,246,168	$(20)	$—	$2,246,148
Natural gas	27,777	—	—	27,777
Competitive businesses	—	—	439,306	439,306
Total	2,273,945	(20)	439,306	2,713,231

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	474,333	(20)	75,389	549,702
Purchased power	309,369	19	13,541	322,929
Nuclear refueling outage expenses	30,673	—	36,456	67,129
Other operation and maintenance	611,865	3,725	212,282	827,872
Decommissioning	35,386	—	33,444	68,830
Taxes other than income taxes	121,266	195	34,917	156,378
Depreciation and amortization	275,917	602	63,835	340,354
Other regulatory charges	2,654	—	—	2,654
Total	1,861,463	4,521	469,864	2,335,848

OPERATING INCOME	412,482	(4,541)	(30,558)	377,383

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,974	—	—	11,974
Interest and investment income	40,723	(37,292)	36,274	39,705
Miscellaneous - net	(6,328)	(2,659)	(6,756)	(15,743)
Total	46,369	(39,951)	29,518	35,936

INTEREST EXPENSE
Interest expense	143,062	16,993	5,805	165,860
Allowance for borrowed funds used during construction	(6,044)	—	—	(6,044)
Total	137,018	16,993	5,805	159,816

INCOME BEFORE INCOME TAXES	321,833	(61,485)	(6,845)	253,503

Income taxes	117,798	(14,717)	(3,300)	99,781

CONSOLIDATED NET INCOME	204,035	(46,768)	(3,545)	153,722

Preferred dividend requirements of subsidiaries	4,332	—	547	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$199,703	$(46,768)	$(4,092)	$148,843

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.11	($0.26)	($0.02)	$0.83
DILUTED	$1.11	($0.26)	($0.02)	$0.83

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,521,276
DILUTED				180,119,837
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,135,538	$(46)	$—	$4,135,492
Natural gas	70,734	—	—	70,734
Competitive businesses	—	—	866,189	866,189
Total	4,206,272	(46)	866,189	5,072,415

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	805,632	(46)	80,846	886,432
Purchased power	478,918	46	26,031	504,996
Nuclear refueling outage expenses	65,294	—	32,982	98,276
Other operation and maintenance	1,096,108	10,764	384,303	1,491,174
Asset write-offs, impairments and related charges	—	—	14,329	14,329
Decommissioning	75,045	—	70,208	145,253
Taxes other than income taxes	248,433	811	49,783	299,027
Depreciation and amortization	567,029	973	101,937	669,939
Other regulatory charges	22,512	—	—	22,512
Total	3,358,971	12,548	760,419	4,131,938

OPERATING INCOME	847,301	(12,594)	105,770	940,477

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,792	—	—	32,792
Interest and investment income	96,137	(77,339)	60,330	79,128
Miscellaneous - net	(9,944)	(3,145)	(5,873)	(18,963)
Total	118,985	(80,484)	54,457	92,957

INTEREST EXPENSE
Interest expense	299,080	39,825	12,538	351,442
Allowance for borrowed funds used during construction	(16,813)	—	—	(16,813)
Total	282,267	39,825	12,538	334,629

INCOME BEFORE INCOME TAXES	684,019	(132,903)	147,689	698,805

Income taxes	104,051	(30,337)	(182,741)	(109,027)

CONSOLIDATED NET INCOME	579,968	(102,566)	330,430	807,832

Preferred dividend requirements of subsidiaries	9,458	—	1,094	10,552

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$570,510	$(102,566)	$329,336	$797,280

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.19	($0.57)	$1.84	$4.46
DILUTED	$3.18	($0.57)	$1.84	$4.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,693,342
DILUTED				179,233,209
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,464,167	$(30)	$—	$4,464,137
Natural gas	87,288	—	—	87,288
Competitive businesses	—	—	1,081,896	1,081,896
Total	4,551,455	(30)	1,081,896	5,633,321

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,003,641	(30)	176,545	1,180,156
Purchased power	636,632	30	28,289	664,951
Nuclear refueling outage expenses	59,547	—	72,451	131,998
Other operation and maintenance	1,167,292	6,079	424,612	1,597,983
Decommissioning	70,247	—	68,482	138,729
Taxes other than income taxes	252,748	1,021	60,132	313,901
Depreciation and amortization	545,206	1,035	126,099	672,340
Other regulatory charges	13,111	—	—	13,111
Total	3,748,424	8,135	956,610	4,713,169

OPERATING INCOME	803,031	(8,165)	125,286	920,152

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,712	—	—	23,712
Interest and investment income	95,740	(74,338)	86,437	107,839
Miscellaneous - net	(7,303)	(4,236)	(13,225)	(24,764)
Total	112,149	(78,574)	73,212	106,787

INTEREST EXPENSE
Interest expense	286,507	33,970	11,720	332,197
Allowance for borrowed funds used during construction	(12,161)	—	—	(12,161)
Total	274,346	33,970	11,720	320,036

INCOME BEFORE INCOME TAXES	640,834	(120,709)	186,778	706,903

Income taxes	209,048	(25,687)	66,891	250,252

CONSOLIDATED NET INCOME	431,786	(95,022)	119,887	456,651

Preferred dividend requirements of subsidiaries	8,665	—	1,094	9,759

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$423,121	$(95,022)	$118,793	$446,892

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.36	($0.53)	$0.66	$2.49
DILUTED	$2.35	($0.53)	$0.66	$2.48

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,589,748
DILUTED				180,298,233
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,980,111	$(78)	$—	$8,980,033
Natural gas	126,192	—	—	126,192
Competitive businesses	—	—	1,846,120	1,846,120
Total	9,106,303	(78)	1,846,120	10,952,345

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,939,113	(78)	219,412	2,158,447
Purchased power	1,152,462	82	78,306	1,230,850
Nuclear refueling outage expenses	123,292	—	94,302	217,594
Other operation and maintenance	2,371,890	17,219	859,063	3,248,172
Asset write-offs, impairments and related charges	68,672	—	2,050,563	2,119,235
Decommissioning	147,542	—	139,254	286,796
Taxes other than income taxes	503,424	939	100,185	604,548
Depreciation and amortization	1,117,911	2,093	214,871	1,334,875
Other regulatory charges	184,705	—	—	184,705
Total	7,609,011	20,255	3,755,956	11,385,222

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,497,292	(20,333)	(1,755,799)	(278,840)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	60,987	—	—	60,987
Interest and investment income	191,943	(156,138)	122,546	158,351
Miscellaneous - net	(24,707)	(11,262)	(54,227)	(90,196)
Total	228,223	(167,400)	68,319	129,142

INTEREST EXPENSE
Interest expense	582,331	79,405	27,605	689,341
Allowance for borrowed funds used during construction	(31,279)	—	—	(31,279)
Total	551,052	79,405	27,605	658,062

INCOME (LOSS) BEFORE INCOME TAXES	1,174,463	(267,138)	(1,715,085)	(807,760)

Income taxes	(88,235)	(54,000)	(859,972)	(1,002,207)

CONSOLIDATED NET INCOME (LOSS)	1,262,698	(213,138)	(855,113)	194,447

Preferred dividend requirements of subsidiaries	18,434	—	2,188	20,622

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,244,264	$(213,138)	$(857,301)	$173,825

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.96	($1.19)	($4.80)	$0.97
DILUTED	$6.94	($1.19)	($4.78)	$0.97

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,731,731
DILUTED				179,330,664
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,455,784	$(50)	$—	$9,455,734
Natural gas	155,393	—	—	155,393
Competitive businesses	—	334	2,311,288	2,311,622
Total	9,611,177	284	2,311,288	11,922,749

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,301,082	(91)	363,813	2,664,804
Purchased power	1,422,301	217	65,322	1,487,840
Nuclear refueling outage expenses	120,789	—	152,847	273,636
Other operation and maintenance	2,389,896	11,431	956,542	3,357,869
Asset write-offs, impairments and related charges	72,225	—	103,590	175,815
Decommissioning	137,013	—	141,289	278,302
Taxes other than income taxes	485,159	1,366	124,777	611,302
Depreciation and amortization	1,066,915	2,660	260,937	1,330,512
Other regulatory charges	9,984	—	—	9,984
Total	8,005,364	15,583	2,169,117	10,190,064

OPERATING INCOME	1,605,813	(15,299)	142,171	1,732,685

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	58,597	—	—	58,597
Interest and investment income	192,619	(148,903)	152,315	196,031
Miscellaneous - net	(8,613)	(7,238)	(24,547)	(40,398)
Total	242,603	(156,141)	127,768	214,230

INTEREST EXPENSE
Interest expense	574,662	71,681	20,059	666,402
Allowance for borrowed funds used during construction	(30,202)	—	—	(30,202)
Total	544,460	71,681	20,059	636,200

INCOME BEFORE INCOME TAXES	1,303,956	(243,121)	249,880	1,310,715

Income taxes	443,249	(54,121)	105,014	494,142

CONSOLIDATED NET INCOME	860,707	(189,000)	144,866	816,573

Preferred dividend requirements of subsidiaries	17,329	—	2,188	19,517

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$843,378	$(189,000)	$142,678	$797,056

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.69	($1.05)	$0.79	$4.43
DILUTED	$4.67	($1.05)	$0.79	$4.41

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,760,169
DILUTED				180,577,715
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income	$572,590	$153,722	$418,868
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	512,505	543,880	(31,375)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(245,441)	84,274	(329,715)
Asset write-offs, impairments and related charges	6,969	—	6,969
Changes in working capital:
Receivables	(134,205)	(122,456)	(11,749)
Fuel inventory	18,675	18,805	(130)
Accounts payable	112,776	49,105	63,671
Prepaid taxes and taxes accrued	23,052	48,914	(25,862)
Interest accrued	17,992	23,567	(5,575)
Deferred fuel costs	(93,809)	(8,822)	(84,987)
Other working capital accounts	(26,638)	(33,527)	6,889
Changes in provisions for estimated losses	5,501	(8,321)	13,822
Changes in other regulatory assets	53,653	31,703	21,950
Changes in other regulatory liabilities	51,770	(30,916)	82,686
Changes in pensions and other postretirement liabilities	(79,810)	(64,387)	(15,423)
Other	(76,321)	41,862	(118,183)
Net cash flow provided by operating activities	719,259	727,403	(8,144)
INVESTING ACTIVITIES
Construction/capital expenditures	(658,487)	(562,968)	(95,519)
Allowance for equity funds used during construction	14,045	12,088	1,957
Nuclear fuel purchases	(38,288)	(69,312)	31,024
Payment for purchase of plant	(125)	—	(125)
Changes in securitization account	14,638	6,855	7,783
Payments to storm reserve escrow account	(438)	(1,824)	1,386
Decrease (increase) in other investments	196,566	(54,300)	250,866
Proceeds from nuclear decommissioning trust fund sales	503,258	455,701	47,557
Investment in nuclear decommissioning trust funds	(508,787)	(456,452)	(52,335)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	89,407	—	89,407
Net cash flow used in investing activities	(388,211)	(670,212)	282,001
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	986,960	377,569	609,391
Treasury stock	11,068	741	10,327
Retirement of long-term debt	(1,516,526)	(699,400)	(817,126)
Changes in credit borrowings and commercial paper - net	258,810	131,566	127,244
Other	(9,632)	16,038	(25,670)
Dividends paid:
Common stock	(152,004)	(149,002)	(3,002)
Preferred stock	(5,276)	(4,879)	(397)
Net cash flow used in financing activities	(426,600)	(327,367)	(99,233)
Net decrease in cash and cash equivalents	(95,552)	(270,176)	174,624
Cash and cash equivalents at beginning of period	1,091,651	1,180,546	(88,895)
Cash and cash equivalents at end of period	$996,099	$910,370	$85,729

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$159,439	$137,207	$22,232
Income taxes	$58,225	$24,848	$33,377

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income	$807,832	$456,651	$351,181
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,012,753	1,069,888	(57,135)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(170,026)	180,006	(350,032)
Asset write-offs, impairments and related charges	14,329	—	14,329
Changes in working capital:
Receivables	(57,673)	(100,168)	42,495
Fuel inventory	9,586	(3,748)	13,334
Accounts payable	45,412	(104,595)	150,007
Prepaid taxes and taxes accrued	7,056	(19,027)	26,083
Interest accrued	(9,543)	(18,984)	9,441
Deferred fuel costs	3,757	72,449	(68,692)
Other working capital accounts	(121,929)	(124,146)	2,217
Changes in provisions for estimated losses	1,533	(6,987)	8,520
Changes in other regulatory assets	109,700	124,785	(15,085)
Changes in other regulatory liabilities	70,505	(15,059)	85,564
Changes in pensions and other postretirement liabilities	(168,856)	(116,896)	(51,960)
Other	(302,356)	(55,808)	(246,548)
Net cash flow provided by operating activities	1,252,080	1,338,361	(86,281)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,294,498)	(1,095,926)	(198,572)
Allowance for equity funds used during construction	33,152	25,165	7,987
Nuclear fuel purchases	(124,107)	(165,704)	41,597
Payment for purchase of plant	(947,903)	—	(947,903)
Insurance proceeds received for property damages	—	12,745	(12,745)
Changes in securitization account	13,239	6,604	6,635
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(805)	(3,689)	2,884
Decrease (increase) in other investments	57	(54,022)	54,079
Proceeds from nuclear decommissioning trust fund sales	1,232,672	948,542	284,130
Investment in nuclear decommissioning trust funds	(1,267,452)	(973,016)	(294,436)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	89,407	—	89,407
Net cash flow used in investing activities	(2,266,238)	(1,370,091)	(896,147)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,856,768	865,634	2,991,134
Treasury stock	16,855	23,897	(7,042)
Retirement of long-term debt	(3,420,196)	(1,384,658)	(2,035,538)
Repurchase of common stock	—	(25,078)	25,078
Changes in credit borrowings and commercial paper - net	530,540	341,578	188,962
Other	(10,276)	6,719	(16,995)
Dividends paid:
Common stock	(303,843)	(298,259)	(5,584)
Preferred stock	(10,552)	(9,759)	(793)
Net cash flow provided by (used in) financing activities	659,296	(479,926)	1,139,222
Net decrease in cash and cash equivalents	(354,862)	(511,656)	156,794
Cash and cash equivalents at beginning of period	1,350,961	1,422,026	(71,065)
Cash and cash equivalents at end of period	$996,099	$910,370	$85,729

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$410,744	$340,993	$69,751
Income taxes	$84,607	$90,767	($6,160)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income	$194,447	$816,573	$(622,126)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,060,101	2,155,810	(95,709)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(1,170,382)	419,370	(1,589,752)
Asset write-offs, impairments and related charges	2,119,235	119,590	1,999,645
Gain on sale of asset	(154,037)	—	(154,037)
Changes in working capital:
Receivables	80,647	45,445	35,202
Fuel inventory	958	(32,349)	33,307
Accounts payable	14,796	(164,288)	179,084
Prepaid taxes and taxes accrued	108,052	(42,695)	150,747
Interest accrued	(2,004)	4,521	(6,525)
Deferred fuel costs	230,033	239,484	(9,451)
Other working capital accounts	(111,484)	103,849	(215,333)
Changes in provisions for estimated losses	51,086	290,570	(239,484)
Changes in other regulatory assets	247,232	(962,822)	1,210,054
Changes in other regulatory liabilities	146,805	(17,265)	164,070
Changes in pensions and other postretirement liabilities	(498,378)	1,320,192	(1,818,570)
Other	(112,204)	(596,626)	484,422
Net cash flow provided by operating activities	3,204,903	3,699,359	(494,456)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,699,432)	(2,255,499)	(443,933)
Allowance for equity funds used during construction	61,622	61,963	(341)
Nuclear fuel purchases	(452,007)	(466,956)	14,949
Payment for purchase of plant	(947,903)	—	(947,903)
Proceeds from sale of assets and businesses	487,406	—	487,406
Insurance proceeds received for property damages	11,654	25,189	(13,535)
Changes in securitization account	829	1,128	(299)
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(66,279)	(276,122)	209,843
Receipts from storm reserve escrow account	5,916	—	5,916
Decrease (increase) in other investments	54,650	133,733	(79,083)
Proceeds from nuclear decommissioning trust fund sales	2,776,306	1,839,127	937,179
Investment in nuclear decommissioning trust funds	(2,845,394)	(1,925,692)	(919,702)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	107,703	—	107,703
Net cash flow used in investing activities	(3,504,929)	(2,933,919)	(571,010)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,493,323	2,733,542	3,759,781
Preferred stock of subsidiary	107,426	—	107,426
Treasury stock	17,324	137,405	(120,081)
Retirement of long-term debt	(5,497,056)	(2,483,238)	(3,013,818)
Repurchase of common stock	(74,729)	(190,090)	115,361
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	84,915	(99,359)	184,274
Other	(26,131)	13,267	(39,398)
Dividends paid:
Common stock	(604,481)	(597,148)	(7,333)
Preferred stock	(20,551)	(19,517)	(1,034)
Net cash flow provided by (used in) financing activities	385,755	(505,138)	890,893
Net increase in cash and cash equivalents	85,729	260,302	(174,573)
Cash and cash equivalents at beginning of period	910,370	650,068	260,302
Cash and cash equivalents at end of period	$996,099	$910,370	$85,729

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$733,381	$639,622	$93,759
Income taxes	$97,429	$149,061	($51,632)